Exhibit 99.2

McDonald’s Corporation

Supplemental Information

Quarter and Six Months Ended June 30, 2004

Impact of Foreign Currencies on Reported Results	1

Revenues	1

Operating Margins	8

Selling, General and Administrative Expenses	9

Other Operating (Income) Expense, Net	10

Operating Income	11

Interest, Nonoperating Expense and Income Taxes	11

Outlook	12

Balance Sheet	13

Restaurant Information	14

SUPPLEMENTAL INFORMATION

The purpose of this exhibit is to provide additional information related to McDonald’s Corporation’s results for the second quarter and six months ended June 30, 2004. This exhibit should be read in conjunction with Exhibit 99.1.

Impact of Foreign Currencies on Reported Results

Management reviews and analyzes business results excluding the effect of foreign currency translation and bases certain compensation plans on these results because it believes they better represent the Company’s underlying business trends. Results excluding the effect of foreign currency translation (also referred to as constant currency) are calculated by translating current year results at prior year average exchange rates.

IMPACT OF FOREIGN CURRENCY TRANSLATION ON REPORTED RESULTS

Dollars in millions

	Reported Amount		Currency Translation Benefit (Loss)

Quarters ended June 30,	2004	2003	2004

Revenues	$4,729.0	$4,280.8	$135.4
Combined operating margins	1,467.0	1,281.7	40.1
Selling, general & administrative expenses	496.5	466.4	(9.4)
Operating income	965.9	826.2	30.7

	Reported Amount		Currency Translation Benefit (Loss)

Six months ended June 30,	2004	2003	2004

Revenues	$9,128.7	$8,080.5	$423.4
Combined operating margins	2,768.1	2,330.3	123.3
Selling, general & administrative expenses	954.0	862.8	(32.0)
Operating income	1,824.3	1,500.8	90.6

•	Foreign currency translation had a positive impact on the growth rates of consolidated revenues, operating income and earnings per share for the quarter and six months, primarily due to the strengthening of the Euro and British Pound.

Revenues

Revenues consist of sales by Company-operated restaurants and fees from restaurants operated by franchisees and affiliates. These fees primarily include rent, service fees and/or royalties that are based on a percent of sales, with specified minimum rent payments.

REVENUES

Dollars in millions

Quarters ended June 30,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

Company-operated sales:
U.S.	$970.4	$930.6	4	4
Europe	1,276.6	1,118.5	14	6
APMEA*	585.6	504.2	16	12
Latin America	213.9	191.3	12	16
Canada	180.8	159.4	13	10
Other**	284.6	285.7	—	—
Total	$3,511.9	$3,189.7	10	7

Franchised and affiliated revenues:
U.S.	$692.1	$620.4	12	12
Europe	385.7	344.8	12	5
APMEA*	78.0	66.6	17	7
Latin America	19.4	21.4	(9)	(4)
Canada	40.7	37.3	9	6
Other**	1.2	0.6	n/m	n/m
Total	$1,217.1	$1,091.1	12	9

Total revenues:
U.S.	$1,662.5	$1,551.0	7	7
Europe	1,662.3	1,463.3	14	6
APMEA*	663.6	570.8	16	12
Latin America	233.3	212.7	10	14
Canada	221.5	196.7	13	10
Other**	285.8	286.3	—	—
Total	$4,729.0	$4,280.8	10	7

*	APMEA represents Asia/Pacific, Middle East and Africa

**	Other represents non-McDonald’s brands.

n/m	Not meaningful

REVENUES

Dollars in millions

Six months ended June 30,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

Company-operated sales:
U.S.	$1,845.9	$1,720.6	7	7
Europe	2,468.1	2,118.4	17	5
APMEA	1,162.7	1,021.6	14	8
Latin America	419.5	356.5	18	16
Canada	343.7	281.7	22	13
Other	555.0	547.0	1	1
Total	$6,794.9	$6,045.8	12	7

Franchised and affiliated revenues:
U.S.	$1,306.6	$1,146.5	14	14
Europe	750.7	647.4	16	5
APMEA	158.5	130.9	21	6
Latin America	38.6	42.6	(9)	(8)
Canada	76.7	66.1	16	8
Other	2.7	1.2	n/m	n/m
Total	$2,333.8	$2,034.7	15	10

Total revenues:
U.S.	$3,152.5	$2,867.1	10	10
Europe	3,218.8	2,765.8	16	5
APMEA	1,321.2	1,152.5	15	8
Latin America	458.1	399.1	15	13
Canada	420.4	347.8	21	12
Other	557.7	548.2	2	2
Total	$9,128.7	$8,080.5	13	8

n/m Not meaningful

•	U.S.: Ongoing execution of complementary, customer-focused initiatives drove the strong revenue increases for the quarter and six months. These initiatives included Chicken McNuggets made with white meat, McGriddles breakfast sandwiches, Premium Salads, the Dollar Menu, popular Happy Meals, extended hours and a heightened focus on operations. Franchised and affiliated revenues increased at a higher rate than Company-operated sales for both periods due to a higher percentage of franchised restaurants in 2004 than 2003. While sales comparisons in the second half of the year will be more challenging, we remain confident that our combination of initiatives will continue to deliver solid results and build on the foundation established last year.

•	Europe: The increase in revenues in both periods was driven by positive comparable sales in most markets. Our new Salads Plus menu, introduced in 15 European countries during the second quarter, is connecting with customers, enhancing our brand image and generating higher average checks.

•	APMEA: The increase in revenues for the quarter and six months was primarily due to strong performance in Australia driven by the ongoing popularity of its Salads Plus menu and positive comparable sales in China. In addition, second quarter 2004’s performance is being compared with prior year results which were negatively impacted by concerns about SARS (Severe Acute Respiratory Syndrome) in several key markets.

Comparable sales are a key performance indicator used within the retail industry and are reviewed by management to assess business trends for McDonald’s restaurants. Increases or decreases in comparable sales represent the percent change in constant currency sales from the same period in the prior year for all Systemwide restaurants in operation at least thirteen months.

COMPARABLE SALES – McDONALD’S RESTAURANTS*

	% Increase / (Decrease)
	Quarters Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

U.S.	9.2	4.9	11.5	1.6
Europe	4.4	(1.8)	4.0	(3.1)
APMEA	9.3	(6.6)	7.2	(7.4)
Latin America	8.9	6.2	8.8	4.8
Canada	6.3	(0.9)	8.2	(3.3)
McDonald’s Restaurants	7.8	1.2	8.5	(1.1)

*	Excludes non-McDonald’s brands.

The following tables present Systemwide sales growth rates along with franchised and affiliated sales for the quarter and six months. Systemwide sales include sales at all restaurants, whether operated by the Company, by franchisees or by affiliates. While sales by franchisees and affiliates are not recorded as revenues by the Company, management believes the information is important in understanding the Company’s financial performance because these sales are the basis on which the Company calculates and records franchised and affiliated revenues and are indicative of the financial health of our franchisee base.

SYSTEMWIDE SALES PERCENT INCREASE / (DECREASE)

	Quarter Ended June 30, 2004		Six Months Ended June 30, 2004
	As Reported % Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation	As Reported % Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

U.S.	10	10	12	12
Europe	13	6	17	5
APMEA	16	9	16	7
Latin America	5	9	11	9
Canada	11	8	19	10
Other*	(3)	(3)	(1)	(1)
Total sales	11	8	14	9

*	Reflects the sale of Donatos Pizzeria and the closing of all Donatos and Boston Market international locations in fourth quarter 2003.

FRANCHISED AND AFFILIATED SALES

Dollars in millions

Quarters ended June 30,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

U.S.
Franchised sales	$4,935.6	$4,428.8	11	11
Affiliated sales	309.1	296.2	4	4
Total	5,244.7	4,725.0	11	11

Europe
Franchised sales	2,024.4	1,787.2	13	6
Affiliated sales	182.1	171.7	6	—
Total	2,206.5	1,958.9	13	6

APMEA
Franchised sales	680.0	564.1	21	12
Affiliated sales	666.8	596.2	12	4
Total	1,346.8	1,160.3	16	8

Latin America
Franchised sales	137.3	143.2	(4)	—
Affiliated sales	10.3	9.0	14	16
Total	147.6	152.2	(3)	1

Canada
Franchised sales	270.1	249.7	8	5
Affiliated sales	31.0	25.4	22	19
Total	301.1	275.1	9	7

Other
Franchised sales	4.1	10.5	(61)	(61)

Total
Franchised sales	8,051.5	7,183.5	12	10
Affiliated sales	1,199.3	1,098.5	9	4
Total	$9,250.8	$8,282.0	12	9

FRANCHISED AND AFFILIATED SALES

Dollars in millions

Six months ended June 30,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

U.S.
Franchised sales	$9,346.5	$8,214.5	14	14
Affiliated sales	585.3	550.2	6	6
Total	9,931.8	8,764.7	13	13

Europe
Franchised sales	3,941.9	3,350.2	18	6
Affiliated sales	358.8	326.8	10	(1)
Total	4,300.7	3,677.0	17	6

APMEA
Franchised sales	1,383.2	1,106.3	25	12
Affiliated sales	1,358.7	1,232.6	10	1
Total	2,741.9	2,338.9	17	6

Latin America
Franchised sales	277.6	273.9	1	1
Affiliated sales	19.8	17.1	16	11
Total	297.4	291.0	2	1

Canada
Franchised sales	509.3	444.0	15	6
Affiliated sales	58.2	41.6	40	30
Total	567.5	485.6	17	8

Other
Franchised sales	7.1	20.6	(66)	(66)

Total
Franchised sales	15,465.6	13,409.5	15	11
Affiliated sales	2,380.8	2,168.3	10	3
Total	$17,846.4	$15,577.8	15	10

Operating Margins

COMPANY-OPERATED AND FRANCHISED RESTAURANT MARGINS – McDONALD’S RESTAURANTS

Dollars in millions

	Percent		Amount		% Inc / (Dec)
Quarters ended June 30,	2004	2003	2004	2003

Company-operated
U.S.	19.5	18.5	$189.6	$171.7	10
Europe	15.5	15.6	197.3	174.1	13
APMEA	10.9	7.5	63.8	38.0	68
Latin America	8.2	8.0	17.6	15.3	15
Canada	15.7	14.4	28.3	23.0	23
Total	15.4	14.5	$496.6	$422.1	18

Franchised
U.S.	81.3	80.5	$563.0	$499.4	13
Europe	76.9	75.7	296.6	261.0	14
APMEA	85.4	84.4	66.6	56.2	19
Latin America	63.8	64.0	12.3	13.6	(10)
Canada	78.1	78.8	31.9	29.4	9
Total	79.8	78.8	$970.4	$859.6	13

	Percent		Amount		% Inc / (Dec)
Six months ended June 30,	2004	2003	2004	2003

Company-operated
U.S.	18.9	16.6	$349.1	$286.1	22
Europe	14.9	14.7	368.4	312.2	18
APMEA	10.8	8.6	125.8	88.0	43
Latin America	8.1	7.9	34.1	28.2	21
Canada	14.9	12.9	51.3	36.3	41
Total	14.9	13.7	$928.7	$750.8	24

Franchised
U.S.	80.4	79.0	$1,050.2	$905.3	16
Europe	76.0	75.0	570.3	485.3	18
APMEA	85.6	84.1	135.6	110.1	23
Latin America	62.2	64.8	24.0	27.6	(13)
Canada	77.3	77.6	59.3	51.2	16
Total	78.9	77.7	$1,839.4	$1,579.5	16

•	Combined: Operating margin dollars increased $185.3 million or 14% for the quarter (11% in constant currencies) and $437.8 million or 19% for the six months (13% in constant currencies). The U.S. and Europe segments accounted for approximately 85% of the combined margin dollars and more than 75% of the increase in both periods of 2004.

•	U.S.: Company-operated margin percent increased in both periods primarily due to positive comparable sales, partly offset by higher commodity costs. Commodity cost increases are expected to continue, with the impact lessening in the second half of the year.

•	Europe: The Company-operated margin percent for both periods reflected improved margin performance in Russia, Germany and Italy and weak performance in the U.K. Europe’s margins continue to be pressured by higher food and labor costs, partly related to the Salads Plus rollout.

•	APMEA: The Company-operated margin percent improved for the quarter and six months primarily due to strong comparable sales performance in Australia and China as well as improved margin performance in Hong Kong.

•	Franchised: The consolidated franchised margin percent increased for both periods primarily due to strong comparable sales in the U.S., partly offset by the impact of increased rent expense resulting from a higher proportion of sites being leased by the Company.

The following table presents margin components as a percent of sales:

COMPANY-OPERATED RESTAURANT EXPENSES AND MARGINS AS A PERCENT OF SALES – McDONALD’S RESTAURANTS

	Quarters Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Food & paper	34.3	33.8	34.1	33.8
Payroll & employee benefits	26.1	26.7	26.3	26.9
Occupancy & other operating expenses	24.2	25.0	24.7	25.6
Total Company-operated restaurant expenses	84.6	85.5	85.1	86.3
Company-operated margins	15.4	14.5	14.9	13.7

Selling, General & Administrative Expenses

•	Selling, general & administrative expenses increased 6% for the quarter (4% in constant currencies) and 11% for the six months (7% in constant currencies), primarily due to higher performance-based incentive compensation. Selling, general & administrative expenses as a percent of revenues declined from 10.7% for the six months of 2003 to 10.5% for the six months of 2004 and as a percent of Systemwide sales declined from 4.0% in 2003 to 3.9% in 2004. Selling, general & administrative expenses for the second quarter of 2003 included $14 million in severance costs, primarily associated with streamlining restaurant development functions, and $11 million of incremental marketing.

Other Operating (Income) Expense, Net

OTHER OPERATING (INCOME) EXPENSE, NET

Dollars in millions

	Quarters Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Gains on sales of restaurant businesses	$(7.3)	$(12.4)	$(23.2)	$(30.8)
Equity in earnings of unconsolidated affiliates	(11.2)	(2.7)	(22.1)	(3.5)
Other expense	53.9	28.3	90.7	43.5
Total	$35.4	$13.2	$45.4	$9.2

•	Equity in earnings of unconsolidated affiliates increased for the quarter and six months primarily due to stronger performance in the U.S. and improved results from our Japanese affiliate.

•	Other expense for the quarter and six months of 2004 reflected a $13 million write-off of goodwill in Thailand, and higher losses on asset dispositions. Other expense for both periods in 2003 reflected about $25 million of costs in the U.S. as a result of management’s decision to significantly reduce capital expenditures.

Operating Income

OPERATING INCOME

Dollars in millions

Quarters ended June 30,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

U.S.	$604.2	$503.3	20	20
Europe	369.1	329.8	12	5
APMEA	66.2	47.9	38	26
Latin America	(1.8)	2.8	n/m	n/m
Canada	43.1	40.9	5	3
Other	5.8	(10.3)	n/m	n/m
Corporate	(120.7)	(88.2)	(37)	(37)
Total operating income	$965.9	$826.2	17	13

Six months ended June 30,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

U.S.	$1,121.0	$909.0	23	23
Europe	690.7	598.2	15	4
APMEA	156.2	117.3	33	16
Latin America	(3.6)	5.0	n/m	n/m
Canada	76.4	67.1	14	6
Other	6.5	(23.2)	n/m	n/m
Corporate	(222.9)	(172.6)	(29)	(29)
Total operating income	$1,824.3	$1,500.8	22	16

n/m	Not meaningful

•	U.S.: Operating income increased for the quarter and six months primarily due to higher combined operating margin dollars. In addition, the quarter benefited from lower selling, general & administrative expenses.

•	Europe: Operating income for both periods reflects strong performance in Germany and France, partly offset by weak results in the U.K.

•	APMEA: Operating income increased primarily due to strong performance in Australia and improved results in China and Hong Kong, partly offset by the write-off in Thailand.

INTEREST, NONOPERATING EXPENSE AND INCOME TAXES

•	Interest expense decreased for the quarter and six months due to lower average interest rates and debt levels, partly offset by stronger foreign currencies.

•	Nonoperating expense decreased for the six months primarily due to losses on certain corporate investments in 2003.

•	The effective income tax rate was 31.8% for second quarter 2004 and 32.1% for the six months 2004 compared with 33.5% for both periods in 2003. The lower income tax rates in 2004 were primarily due to higher tax benefits in certain international markets.

OUTLOOK

The information provided below is as of July 2004.

•	McDonald’s expects net restaurant additions to add approximately one percentage point to sales and operating income growth in 2004 (in constant currencies). Most of this anticipated growth will result from restaurants opened in 2003.

In 2004, McDonald’s expects to open about 500 traditional McDonald’s restaurants and 250 satellite restaurants and close about 200 traditional restaurants and 150 satellite restaurants.

•	McDonald’s does not provide specific guidance on changes in comparable sales. However, as a perspective, assuming no change in cost structure, a one percentage point increase in U.S. comparable sales would impact annual earnings per share by about
2 cents. Similarly, an increase of one percentage point in Europe’s comparable sales would impact annual earnings per share by about 1.5 cents.

•	McDonald’s expects full year 2004 selling, general & administrative expenses to be up modestly (less than 5%) in constant currencies and to decline as a percent of revenues and Systemwide sales compared with 2003.

•	A significant part of McDonald’s operating income is from outside the U.S., and about 70% of total debt is denominated in foreign currencies. Accordingly, earnings are affected by changes in foreign currency exchange rates, particularly the Euro and the British Pound. If the Euro and the British Pound both move 10% in the same direction (compared with 2003 average rates), McDonald’s annual earnings per share would change by about 5 cents to 6 cents.

•	For 2004, the Company expects its net debt principal repayments to be approximately $500 million to $700 million. At the end of 2003, McDonald’s debt-to-capital ratio was 44%. We are targeting a debt-to-capital ratio of 35% - 40% over the next couple of years. As a result of repayments in 2003 and 2004, the Company expects interest expense to decrease about 7% to 10% compared with 2003, based on current interest and foreign currency exchange rates.

•	McDonald’s expects the effective income tax rate for 2004 to be between 32.0% and 33.0%.

•	McDonald’s expects capital expenditures for 2004 to be approximately $1.5 billion to $1.6 billion.

•	McDonald’s expects to return more than $1 billion to shareholders through dividends and share repurchases in 2004. The Company repurchased $516 million of its common stock during the six months of 2004.

McDONALD’S CORPORATION

CONSOLIDATED BALANCE SHEET

Dollars in millions	June 30, 2004	December 31, 2003

ASSETS
Current assets
Cash and equivalents	$930.8	$492.8
Accounts and notes receivable	694.4	734.5
Inventories	129.8	129.4
Prepaid expenses and other current assets	575.5	528.7
Total current assets	2,330.5	1,885.4
Other assets
Investment in and advances to affiliates	1,049.7	1,089.6
Goodwill, net	1,695.1	1,665.1
Miscellaneous	939.2	960.3
Total other assets	3,684.0	3,715.0
Property and equipment
Property and equipment, at cost	28,585.9	28,740.2
Accumulated depreciation and amortization	(9,127.2)	(8,815.5)
Net property and equipment	19,458.7	19,924.7
Total assets	$25,473.2	$25,525.1
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$537.4	$577.4
Income taxes	—	71.5
Other taxes	250.0	222.0
Accrued interest	185.4	193.1
Accrued restructuring and restaurant closing costs	87.5	115.7
Accrued payroll and other liabilities	860.5	918.1
Current maturities of long-term debt	154.0	388.0
Total current liabilities	2,074.8	2,485.8
Long-term debt	8,990.2	9,342.5
Other long-term liabilities and minority interests	694.0	699.8
Deferred income taxes	1,051.9	1,015.1
Shareholders’ equity
Common stock	16.6	16.6
Additional paid-in capital	1,961.8	1,837.5
Unearned ESOP compensation	(90.6)	(90.5)
Retained earnings	21,275.1	20,172.3
Accumulated other comprehensive income (loss)	(837.3)	(635.5)
Common stock in treasury	(9,663.3)	(9,318.5)
Total shareholders’ equity	12,662.3	11,981.9
Total liabilities and shareholders’ equity	$25,473.2	$25,525.1

RESTAURANT INFORMATION

SYSTEMWIDE RESTAURANTS

At June 30,	2004	2003	Inc / (Dec)

U.S*	13,623	13,602	21

Europe
Germany*	1,245	1,220	25
United Kingdom	1,242	1,221	21
France	1,011	983	28
Spain	336	332	4
Italy	327	328	(1)
Other	2,049	2,021	28
Total Europe	6,210	6,105	105

APMEA
Japan*	3,756	3,838	(82)
Australia	729	731	(2)
China	590	568	22
Taiwan	346	349	(3)
South Korea	340	347	(7)
Other	1,708	1,698	10
Total APMEA	7,469	7,531	(62)

Latin America
Brazil	549	584	(35)
Mexico	291	268	23
Other	749	758	(9)
Total Latin America	1,589	1,610	(21)

Canada*	1,350	1,324	26

Other**	1,003	1,104	(101)
Systemwide restaurants	31,244	31,276	(32)

Countries	119	119	—

*	At June 30, 2004 reflects the following satellites: U.S. 1,321; Germany 93; Japan 1,795; Canada 365.

At June 30, 2003: U.S. 1,219; Germany 71; Japan 1,845; Canada 340.

**	Reflects the sale of Donatos Pizzeria and the closing of all Donatos and Boston Market international locations in fourth quarter 2003.

SYSTEMWIDE RESTAURANTS BY TYPE

At June 30,	2004	2003	Inc / (Dec)

U.S.
Operated by franchisees	10,930	10,751	179
Operated by the Company	1,981	2,109	(128)
Operated by affiliates	712	742	(30)
	13,623	13,602	21
Europe
Operated by franchisees	3,621	3,551	70
Operated by the Company	2,313	2,267	46
Operated by affiliates	276	287	(11)
	6,210	6,105	105
APMEA
Operated by franchisees	2,281	2,255	26
Operated by the Company	2,237	2,258	(21)
Operated by affiliates	2,951	3,018	(67)
	7,469	7,531	(62)
Latin America
Operated by franchisees	540	611	(71)
Operated by the Company	1,024	980	44
Operated by affiliates	25	19	6
	1,589	1,610	(21)
Canada
Operated by franchisees	767	755	12
Operated by the Company	490	481	9
Operated by affiliates	93	88	5
	1,350	1,324	26
Other
Operated by franchisees	19	52	(33)
Operated by the Company	984	1,052	(68)
	1,003	1,104	(101)
Systemwide
Operated by franchisees	18,158	17,975	183
Operated by the Company	9,029	9,147	(118)
Operated by affiliates	4,057	4,154	(97)
	31,244	31,276	(32)

FORWARD-LOOKING STATEMENTS

Certain forward-looking statements are included in this exhibit. They use such words as “may,” “will,” “expect,” “believe,” “plan” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this exhibit. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: effectiveness of operating initiatives; success in advertising and promotional efforts; changes in global and local business and economic conditions, including their impact on consumer confidence; fluctuations in currency exchange and interest rates; food, labor and other operating costs; political or economic instability in local markets, including the effects of war and terrorist activities; competition, including pricing and marketing initiatives and new product offerings by the Company’s competitors; consumer preferences or perceptions concerning the Company’s product offerings; spending patterns and demographic trends; availability of qualified restaurant personnel; severe weather conditions; existence of positive or negative publicity regarding the Company or its industry generally; effects of legal claims; cost and deployment of capital; changes in future effective tax rates; changes in governmental regulations; and changes in applicable accounting policies and practices. The foregoing list of important factors is not all-inclusive.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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